Exhibit 99.2
MAIN STREET CAPITAL II, LP
TABLE OF CONTENTS

Report of Independent Certified Public Accountants	1

Combined Balance Sheets as of September 30, 2009 (unaudited) and December 31, 2008 and 2007	2

Combined Statements of Operations for the Nine Months Ended September 30, 2009 and 2008 (unaudited) and for the Years Ended December 31, 2008 and 2007	3

Combined Statements of Changes in Members’ Equity and Partners’ Capital for the Nine Months Ended September 30, 2009 (unaudited) and for the Years Ended December 31, 2008 and 2007	4

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008 (unaudited) and for the Years Ended December 31, 2008 and 2007	5

Combined Schedules of Investments as of September 30, 2009 (unaudited) and December 31, 2008 and 2007	6

Notes to Combined Financial Statements	16

Report of Independent Certified Public Accountants
To the General Partner of
Main Street Capital II, LP
We have audited the combined balance sheets of Main Street Capital II, LP (a Delaware limited partnership) and Main Street Capital II GP, LLC (a Delaware limited liability company) including the combined schedules of investments as of December 31, 2008 and 2007, and the related combined statements of operations, changes in members’ equity and partners’ capital, cash flows, and the combined financial highlights (see Note 10) for the years then ended. These combined financial statements and combined financial highlights are the responsibility of Main Street Capital II GP, LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements and financial highlights referred to above present fairly, in all material respects, the combined financial position of Main Street Capital II, LP and Main Street Capital II GP, LLC as of December 31, 2008 and 2007, and the combined results of their operations, changes in members’ equity and partners’ capital, cash flows and financial highlights for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the combined financial statements, Main Street Capital II, LP adopted Accounting Standards Codification 820, Fair Value Measurements and Disclosures, effective January 1, 2008.
/s/ GRANT THORNTON LLP
Houston, Texas
January 7, 2010

MAIN STREET CAPITAL II, LP
Combined Balance Sheets

	September 30,	December 31,
	2009	2008	2007
	(Unaudited)
ASSETS

Investments at fair value:
Control investments (cost: $38,182,778, $40,761,836, and $38,061,598 as of September 30, 2009, December 31, 2008 and 2007, respectively)	$31,588,348	$41,002,450	$39,192,926
Affiliate investments (cost: $39,395,499, $30,782,718, and $24,910,609 as of September 30, 2009, December 31, 2008 and 2007, respectively)	31,840,792	22,957,869	19,955,498
Non-Control/Non-Affiliate investments (cost: $4,421,893, $2,044,879, and $5,846,444 as of September 30, 2009, December 31, 2008 and 2007, respectively)	4,688,598	2,491,269	6,414,873

Total investments (cost: $82,000,170, $73,589,433, and $68,818,651 as of September 30, 2009, December 31, 2008 and 2007, respectively)	68,117,738	66,451,588	65,563,297
Marketable securities and idle funds investments (cost: $8,143,707 as of September 30, 2009)	8,271,411	—	—
Cash and cash equivalents	5,420,353	2,211,813	617,277
Other assets	695,312	810,867	674,371
Deferred financing costs (net of accumulated amortization of $418,102, $249,893, and $84,715 as of September 30, 2009, December 31, 2008 and 2007, respectively)	2,076,898	1,760,107	1,377,935

Total assets	$84,581,712	$71,234,375	$68,232,880

LIABILITIES, MEMBERS’ EQUITY AND PARTNERS’ CAPITAL

SBIC debentures	$70,000,000	$50,000,000	$39,800,000
Bank line of credit	—	—	3,000,000
Interest payable	285,037	1,074,330	735,225
Accounts payable and other liabilities	168,722	201,237	72,083

Total liabilities	70,453,759	51,275,567	43,607,308
Commitments and contingencies

Members’ equity (General Partner)	(496,341)	(496,341)	(368,290)
Limited Partners’ capital	14,624,294	20,455,149	24,993,862

Total members’ equity and partners’ capital	14,127,953	19,958,808	24,625,572

Total liabilities, members’ equity and partners’ capital	$84,581,712	$71,234,375	$68,232,880

The accompanying notes are an integral part of these financial statements

MAIN STREET CAPITAL II, LP
Combined Statements of Operations

	Nine Months Ended
	September 30,		Years Ended December 31,
	2009	2008	2008	2007
	(Unaudited)
INVESTMENT INCOME:
Interest, fee and dividend income	$6,487,873	$6,598,918	$8,962,776	$6,490,402
Interest from marketable securities, idle funds and other	200,186	105,354	139,801	177,186

Total investment income	6,688,059	6,704,272	9,102,577	6,667,588
EXPENSES:
Management fees to affiliate	(2,493,900)	(2,493,900)	(3,325,200)	(2,556,300)
Interest	(2,924,791)	(2,461,549)	(3,319,480)	(1,483,282)
General and administrative	(118,219)	(134,627)	(178,198)	(152,977)

Total expenses	(5,536,910)	(5,090,076)	(6,822,878)	(4,192,559)

NET INVESTMENT INCOME (LOSS)	1,151,149	1,614,196	2,279,699	2,475,029

NET REALIZED GAIN (LOSS) FROM INVESTMENTS:	474,880	787,750	(1,973,970)	953,334

NET REALIZED INCOME (LOSS)	1,626,029	2,401,946	305,729	3,428,363

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) FROM INVESTMENTS:	(6,616,884)	(3,347,699)	(3,882,491)	(4,005,154)

NET INCREASE (DECREASE) IN MEMBERS’ EQUITY AND PARTNERS’ CAPITAL RESULTING FROM OPERATIONS	$(4,990,855)	$(945,753)	$(3,576,762)	$(576,791)

The accompanying notes are an integral part of these financial statements

MAIN STREET CAPITAL II, LP
COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY AND PARTNERS’ CAPITAL

	Members’ Equity	Limited Partners’
	(General Partner)	Capital	Total
Balances at December 31, 2006	$242,103	$22,007,347	$22,249,450
Capital contributions	—	6,142,668	6,142,668
Distributions	(492,792)	(2,696,963)	(3,189,755)
Net decrease resulting from operations:
Net investment income	503,788	1,971,241	2,475,029
Net realized gain from investments	194,111	759,223	953,334
Net change in unrealized depreciation from investments	(815,500)	(3,189,654)	(4,005,154)

Balances at December 31, 2007	(368,290)	24,993,862	24,625,572
Distributions	(3,066)	(1,086,936)	(1,090,002)
Net decrease resulting from operations:
Net investment income	462,192	1,817,507	2,279,699
Net realized loss from investments	(400,488)	(1,573,482)	(1,973,970)
Net change in unrealized depreciation from investments	(186,689)	(3,695,802)	(3,882,491)

Balances at December 31, 2008	(496,341)	20,455,149	19,958,808
Distributions (unaudited)	(3,894)	(836,106)	(840,000)
Net decrease resulting from operations:
Net investment income (unaudited)	233,360	917,789	1,151,149
Net realized loss from investments (unaudited)	96,346	378,534	474,880
Net change in unrealized depreciation from investments (unaudited)	(325,812)	(6,291,072)	(6,616,884)

Balances at September 30, 2009 (Unaudited)	$(496,341)	$14,624,294	$14,127,953

The accompanying notes are an integral part of these financial statements

MAIN STREET CAPITAL II, LP
Combined Statements of Cash Flows

	Nine Months Ended
	September 30,		Years Ended December 31,
	2009	2008	2008	2007
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net decrease in net assets resulting from operations:	$(4,990,855)	$(945,753)	$(3,576,762)	$(576,791)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Net change in unrealized depreciation from investments	6,616,884	3,347,699	3,882,491	4,005,154
Net realized (gain) loss from investments	(474,880)	(787,750)	1,973,970	(953,334)
Accretion of unearned income	(434,251)	(884,212)	(996,918)	(388,406)
Net payment-in-kind interest accrual	(343,972)	(335,176)	(310,345)	(353,154)
Amortization of deferred financing costs	168,209	122,428	165,178	44,455
Deferred debt origination fees received and other	(143,976)	131,049	282,909	885,346
Changes in other assets and liabilities:
Other assets	75,555	165,749	(96,497)	(445,081)
Interest payable	(789,293)	(469,762)	339,105	646,466
Accounts payable and other liabilities	(32,515)	29,016	129,154	(28,203)

Net cash provided by (used in) operating activities	(349,094)	373,288	1,792,285	2,836,452

CASH FLOWS FROM INVESTING ACTIVITIES
Investments in portfolio companies	(10,134,167)	(11,138,061)	(20,338,062)	(48,143,082)
Investments in marketable securities and idle funds investments	(16,646,000)	—	—	—
Proceeds from marketable securities and idle funds investments	8,500,000	—	—	—
Principal payments received on loans and debt securities	3,162,801	13,610,251	13,993,665	2,474,446
Proceeds from sale of equity securities and related notes	—	287,000	584,000	1,195,000

Net cash provided by (used in) investing activities	(15,117,366)	2,759,190	(5,760,397)	(44,473,636)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from partner’s capital contributions	—	—	—	6,140,611
Distributions to members and partners	(840,000)	(849,999)	(1,090,002)	(3,187,698)
Proceeds from issuance of SBIC debentures	20,000,000	10,200,000	10,200,000	33,200,000
Proceeds from bank line of credit	—	—	—	3,000,000
Payment of bank line of credit	—	(3,000,000)	(3,000,000)	—
Payment of deferred loan costs and SBIC debenture fees	(485,000)	(547,350)	(547,350)	(1,105,100)

Net cash provided by financing activities	18,675,000	5,802,651	5,562,648	38,047,813

Net increase (decrease) in cash and cash equivalents	3,208,540	8,935,129	1,594,536	(3,589,371)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,211,813	617,277	617,277	4,206,648

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,420,353	$9,552,406	$2,211,813	$617,277

The accompanying notes are an integral part of these financial statements

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
September 30, 2009
(Unaudited)

Portfolio Company/Type of Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Control Investments (2)

Ceres Management, LLC (Lambs)	Aftermarket Automotive
14% Secured Debt (Maturity — May 31, 2013)	Services Chain	$1,600,000	$1,574,413	$1,574,413
Class B Member Units (Non-voting)			105,001	105,001
Member Units (Fully diluted 28.0%)			800,000	740,000

			2,479,414	2,419,414

Gulf Manufacturing, LLC	Industrial Metal
Prime plus 1% Secured Debt (Maturity — August 31, 2012)	Fabrication	1,800,000	1,788,798	1,800,000
13% Secured Debt (Maturity — August 31, 2012)		1,800,000	1,679,261	1,770,000
Member Units (6) (Fully diluted 27.6%)			708,000	3,540,000
Warrants (Fully diluted 12.6%)			240,000	1,620,000

			4,416,059	8,730,000

Jensen Jewelers of Idaho, LLC	Retail Jewelry
Prime Plus 2% Secured Debt (Maturity — November 14, 2011)		1,566,000	1,557,004	1,566,000
13% current / 6% PIK Secured Debt (Maturity — November 14, 2011)		1,576,852	1,547,968	1,576,852
Member Units (6) (Fully diluted 36.5%)			564,000	435,000

			3,668,972	3,577,852

Mid-Columbia Lumber Products, LLC
Prime Plus 1% Secured Debt (Maturity — June 30, 2010)	Specialized Lumber Products	375,000	372,500	372,500
12% Secured Debt (Maturity — December 18, 2011)		3,900,000	3,690,378	3,690,378
Member Units (Fully diluted 26.7%)			500,000	300,000
Warrants (Fully diluted 25.5%)			250,000	290,000

			4,812,878	4,652,878

The MPI Group, LLC	Manufacturer of Custom
9% Secured Debt (Maturity — October 2, 2013)	Hollow Metal Doors,	200,000	198,459	198,459
12% Secured Debt (Maturity — October 2, 2013)	Frames and Accessories	5,000,000	4,775,870	4,775,870
Warrants (Fully diluted 47.1%)			895,943	623,000

			5,870,272	5,597,329

Universal Scaffolding & Equipment, LLC	Manufacturer of Scaffolding
Prime plus 1% Secured Debt (Maturity — August 17, 2012) (7)	and Shoring Equipment	1,748,250	1,736,715	1,736,715
13% current / 5% PIK Secured Debt (Maturity — August 17, 2012)		7,014,135	6,923,783	44,160
Member Units (Fully diluted 38.2%)			2,060,438	—

			10,720,936	1,780,875

Vision Interests, Inc.	Manufacturer/
13% Secured Debt (Maturity — June 5, 2012)	Installer of Commercial	5,640,000	5,416,247	4,830,000
Common Stock (Fully diluted 13.4%)	Signage		558,000	—
Warrants (Fully diluted 16.8%)			240,000	—

			6,214,247	4,830,000

Subtotal Control Investments			38,182,778	31,588,348

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
September 30, 2009
(Unaudited)

Portfolio Company/Type of Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Affiliate Investments (3)

Advantage Millwork Company, Inc.	Manufacturer/Distributor
12% Secured Debt (Maturity — February 5, 2012)	of Wood Doors	4,600,000	4,431,899	2,910,000
Warrants (Fully diluted 18.3%)			146,752	—

			4,578,651	2,910,000

Carlton Global Resources, LLC	Processor of
13% PIK Secured Debt (Maturity — November 15, 2011)	Industrial Minerals	7,187,915	6,942,264	—
Member Units (Fully diluted 12.8%)			600,000	—

			7,542,264	—

California Healthcare Medical Billing, Inc.	Healthcare Billing and Records
12% Secured Debt (Maturity — October 17, 2013)	Management	893,000	741,028	805,808
Common Stock (Fully diluted 3.8%)			247,000	475,000
Warrants (Fully diluted 7.6%)			152,000	715,667

			1,140,028	1,996,475

CBT Nuggets, LLC	Produces and Sells
14% Secured Debt (Maturity — December 31, 2013)	IT Certification	1,120,000	1,082,793	1,120,000
10% Secured Debt (Maturity — March 31, 2012)	Training Videos	610,000	610,000	610,000
10% Secured Debt (Maturity — March 31, 2010)		40,000	40,000	40,000
Member Units (6) (Fully diluted 16.3%)			199,680	926,667

			1,932,473	2,696,667

Condit Exhibits, LLC	Tradeshow Exhibits/
13% current / 5% PIK Secured Debt (Maturity — July 1, 2013)	Custom Displays	1,649,230	1,624,362	1,624,362
Warrants (Fully diluted 18.8%)			200,000	20,000

			1,824,362	1,644,362

Hawthorne Customs & Dispatch Services, LLC	Transportation/
13% Secured Debt (Maturity — January 31, 2011)	Logistics	275,000	264,465	264,465
Member Units (6) (Fully diluted 14.8%)			137,500	280,000

			401,965	544,465

Indianapolis Aviation Partners, LLC	FBO / Aviation Support Services
12% Secured Debt (Maturity — September 15, 2014)		1,880,000	1,692,838	1,692,838
Warrants (Fully diluted 12.1%)			451,714	451,714

			2,144,552	2,144,552

Lighting Unlimited, LLC	Commercial and Residential
Prime Plus 1% Secured Debt (Maturity — August 22, 2012) (7)	Lighting Products and	1,233,333	1,225,742	1,225,742
14% Secured Debt (Maturity — August 22, 2012)	Design Services	1,600,000	1,545,081	1,545,081
Warrants (Fully diluted 15.0%)			50,000	50,000

			2,820,823	2,820,823

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
September 30, 2009
(Unaudited)

Portfolio Company/Type of Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Affiliate Investments (3)

Olympus Building Services, Inc.	Custodial/Facilities
12% Secured Debt (Maturity — March 27, 2014)	Services	1,260,000	1,143,600	1,220,000
Warrants (Fully diluted 9.0%)			100,000	266,667

			1,243,600	1,486,667

OMi Holdings, Inc.	Manufacturer of
12% Secured Debt (Maturity — April 1, 2013)	Overhead Cranes	4,228,000	4,193,827	4,193,827
Common Stock (Fully diluted 19.2%)			600,000	260,000

			4,793,827	4,453,827

Schneider Sales Management, LLC	Sales Consulting
13% Secured Debt (Maturity — October 15, 2013)	and Training	1,320,000	1,271,131	1,271,131
Warrants (Fully diluted 8.0%)			30,000	—

			1,301,131	1,271,131

Thermal & Mechanical Equipment, LLC	Heat Exchange / Filtration
13% current / 5% PIK Secured Debt (Maturity — September 25, 2014)	Products and Services	2,201,833	2,158,268	2,158,268
Prime plus 2% Secured Debt (Maturity — September 25, 2014) (7)		700,000	693,090	693,090
Warrants (Fully diluted 20.0%)			400,000	400,000

			3,251,358	3,251,358

Walden Smokey Point, Inc.	Specialty Transportation/
14% current / 4% PIK Secured Debt (Maturity — December 30, 2013)	Logistics	3,297,422	3,238,590	3,238,590
Common Stock (Fully diluted 5.0%)			400,000	600,000

			3,638,590	3,838,590

Ziegler’s NYPD, LLC	Casual Restaurant Group
Prime plus 2% Secured Debt (Maturity — October 1, 2013) (7)		400,000	396,660	396,660
13% current / 5% PIK Secured Debt (Maturity — October 1, 2013)		1,872,362	1,841,519	1,841,519
Warrants (Fully diluted 19.0%)			240,000	240,000

			2,478,179	2,478,179

Other			303,696	303,696

Subtotal Affiliate Investments			39,395,499	31,840,792

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
September 30, 2009
(Unaudited)

Portfolio Company/Type of Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Non-Control/Non-Affiliate Investments(4):

Audio Messaging Solutions, LLC	Audio Messaging
12% Secured Debt (Maturity — May 8, 2014)	Services	2,273,600	2,096,995	2,096,995
Warrants (Fully diluted 3.4%)			143,360	253,334

			2,240,355	2,350,329

Compact Power Equipment Centers, LLC	Light to Medium Duty
12% Secured Debt (Maturity — September 23, 2014)	Equipment Rental	211,765	211,765	211,765
Member Units (Fully diluted 4.6%)			458	458

			212,223	212,223

East Teak Fine Hardwoods, Inc.	Hardwood Products
Common Stock (Fully diluted 1.8%)			70,000	199,231

KBK Industries, LLC	Specialty Manufacturer
14% Secured Debt (Maturity — January 23, 2011)	of Oilfield and	1,312,500	1,274,176	1,274,176
8% Secured Debt (Maturity — March 1, 2010)	Industrial Products	62,500	62,500	62,500
8% Secured Debt (Maturity — March 31, 2010)		150,000	150,000	150,000
Member Units (6) (Fully diluted 4.8%)			62,500	90,000

			1,549,176	1,576,676

Support Systems Homes, Inc.	Manages Substance
15% Secured Debt (Maturity — August 21, 2018)	Abuse Treatment Centers	350,139	350,139	350,139

Subtotal Non-Control/Non-Affiliate Investments			4,421,893	4,688,598

Total Portfolio Investments, September 30, 2009			$82,000,170	$68,117,738

Marketable Securities and Idle Funds Investments	Investments in Secured
Apria Healthcare Group Inc. Senior Secured Notes	Debt Investments and	$4,800,000	$4,893,707	$5,021,411
11.25% (Maturity — November 1, 2014)	Certificates of Deposit
1.65% Certificate of Deposit (Maturity — December 11, 2009)		1,000,000	1,000,000	1,000,000
1.15% Certificate of Deposit (Maturity — December 7, 2009)		2,250,000	2,250,000	2,250,000

			$8,143,707	$8,271,411

(1)	Debt investments are generally income producing. Equity and warrants are non-income producing, unless otherwise noted.

(2)	Controlled investments are defined by the Investment Company Act of 1940, as amended (“1940 Act”) as investments in which more than 25% of the voting securities are owned or where the ability to nominate greater than 50% of the board representation is maintained.

(3)	Affiliate investments are defined by the 1940 Act as investments in which between 5% and 25% of the voting securities are owned.

(4)	Non-Control/Non-Affiliate investments are defined by the 1940 Act as investments that are neither Control Investments nor Affiliate Investments.

(5)	Principal is net of prepayments. Cost is net of prepayments and accumulated unearned income.

(6)	Income producing through payment of dividends or distributions.

(7)	Subject to contractual minimum interest rates.

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
December 31, 2008

Portfolio Company/Type of Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Control Investments (2)

CBT Nuggets, LLC	Produces and Sells
14% Secured Debt (Maturity — June 1, 2011)	IT Certification	$1,120,000	$1,068,861	$1,120,000
10% Secured Debt (Maturity — December 31, 2009)	Training Videos	100,000	100,000	100,000
Member Units (6) (Fully diluted 19.4%)			288,000	1,083,333
Warrants (Fully diluted 7.0%)			48,000	333,333

			1,504,861	2,636,666

Ceres Management, LLC (Lambs)	Aftermarket Automotive
14% Secured Debt (Maturity — May 31, 2013)	Services Chain	1,600,000	1,570,654	1,570,654
Member Units (Fully diluted 28.0%)			800,000	866,667

			2,370,654	2,437,321

Gulf Manufacturing, LLC	Industrial Metal
Prime plus 1% Secured Debt (Maturity — August 31, 2012)	Fabrication	1,800,000	1,786,146	1,800,000
13% Secured Debt (Maturity — August 31, 2012)		2,850,000	2,621,665	2,820,000
Member Units (6) (Fully diluted 27.6%)			708,000	1,650,000
Warrants (Fully diluted 12.6%)			240,000	825,000

			5,355,811	7,095,000

Jensen Jewelers of Idaho, LLC	Retail Jewelry
Prime Plus 2% Secured Debt (Maturity — November 14, 2011)		1,566,000	1,551,604	1,566,000
13% current / 6% PIK Secured Debt (Maturity — November 14, 2011)		1,506,886	1,470,595	1,506,886
Member Units (6) (Fully diluted 36.5%)			564,000	570,000

			3,586,199	3,642,886

Mid-Columbia Lumber Products, LLC
Prime Plus 1% Secured Debt (Maturity — June 30, 2010)	Specialized Lumber Products	1,000,000	995,000	995,000
12% Secured Debt (Maturity — December 18, 2011)		3,900,000	3,630,919	3,280,000
Member Units (Fully diluted 26.7%)			500,000	—
Warrants (Fully diluted 25.5%)			250,000	—

			5,375,919	4,275,000

The MPI Group, LLC	Manufacturer of Custom
9% Secured Debt (Maturity — October 2, 2013)	Hollow Metal Doors,	200,000	198,233	198,233
12% Secured Debt (Maturity — October 2, 2013)	Frames and Accessories	5,000,000	4,745,134	4,745,134
Warrants (Fully diluted 45.0%)			700,000	963,000

			5,643,367	5,906,367

Universal Scaffolding & Equipment, LLC	Manufacturer of Scaffolding
Prime plus 1% Secured Debt (Maturity — August 17, 2012) (7)	and Shoring Equipment	1,831,500	1,817,457	1,817,457
13% current / 5% PIK Secured Debt (Maturity — August 17, 2012)		6,984,065	6,880,454	6,563,078
Member Units (Fully diluted 38.2%)			2,060,439	—

			10,758,350	8,380,535

Vision Interests, Inc.	Manufacturer/
13% Secured Debt (Maturity — June 5, 2012)	Installer of Commercial	5,640,000	5,368,675	5,368,675
Common Stock (Fully diluted 13.4%)	Signage		558,000	630,000
Warrants (Fully diluted 16.8%)			240,000	630,000

			6,166,675	6,628,675

Subtotal Control Investments			40,761,836	41,002,450

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
December 31, 2008

Portfolio Company/Type of Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Affiliate Investments (3)

Advantage Millwork Company, Inc.	Manufacturer/Distributor
12% Secured Debt (Maturity — February 5, 2012)	of Wood Doors	4,600,000	4,400,427	4,400,427
Warrants (Fully diluted 18.3%)			146,752	—

			4,547,179	4,400,427

Carlton Global Resources, LLC	Processor of
13% PIK Secured Debt (Maturity — November 15, 2011)	Industrial Minerals	7,187,915	6,942,264	—
Member Units (Fully diluted 12.8%)			600,000	—

			7,542,264	—

California Healthcare Medical Billing, Inc.	Healthcare
12% Secured Debt (Maturity — October 17, 2013)	Services	893,000	722,887	722,887
Common Stock (Fully diluted 3.8%)			247,000	247,000
Warrants (Fully diluted 7.6%)			152,000	152,000

			1,121,887	1,121,887

Condit Exhibits, LLC	Tradeshow Exhibits/
13% current / 5% PIK Secured Debt (Maturity — July 1, 2013)	Custom Displays	1,538,716	1,510,627	1,510,627
Warrants (Fully diluted 18.8%)			200,000	200,000

			1,710,627	1,710,627

Hawthorne Customs & Dispatch Services, LLC	Transportation/
13% Secured Debt (Maturity — January 31, 2011)	Logistics	400,000	383,175	383,175
Member Units (6) (Fully diluted 9.3%)			125,000	145,000
Warrants (Fully diluted 5.5%)			12,500	76,667

			520,675	604,842

Lighting Unlimited, LLC	Commercial and Residential
Prime Plus 1% Secured Debt (Maturity — August 22, 2012) (7)	Lighting Products and	1,533,333	1,521,905	1,521,905
14% Secured Debt (Maturity — August 22, 2012)	Design Services	1,600,000	1,534,366	1,534,366
Warrants (Fully diluted 15.0%)			50,000	50,000

			3,106,271	3,106,271

OMi Holdings, Inc.	Manufacturer of
12% Secured Debt (Maturity — April 1, 2013)	Overhead Cranes	4,440,000	4,398,049	4,398,049
Common Stock (Fully diluted 19.2%)			600,000	380,000

			4,998,049	4,778,049

Schneider Sales Management, LLC	Sales Consulting
13% Secured Debt (Maturity — October 15, 2013)	and Training	1,320,000	1,264,901	1,264,901
Warrants (Fully diluted 8.0%)			30,000	30,000

			1,294,901	1,294,901

Walden Smokey Point, Inc.	Specialty Transportation/
14% current / 4% PIK Secured Debt (Maturity — December 30, 2013)	Logistics	3,200,355	3,136,356	3,136,356
Common Stock (Fully diluted 5.0%)			400,000	400,000

			3,536,356	3,536,356

Ziegler’s NYPD, LLC	Casual Restaurant
Prime plus 2% Secured Debt (Maturity — October 1, 2013) (7)	Group	600,000	396,159	396,159
13% current / 5% PIK Secured Debt (Maturity — October 1, 2013)		2,704,262	1,768,350	1,768,350
Warrants (Fully diluted 19.0%)			240,000	240,000

			2,404,509	2,404,509

Subtotal Affiliate Investments			30,782,718	22,957,869

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
December 31, 2008

Portfolio Company/Type of Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Non-Control/Non-Affiliate Investments(4):

East Teak Fine Hardwoods, Inc.	Hardwood Products
Common Stock (Fully diluted 1.8%)			70,000	263,846

KBK Industries, LLC	Specialty Manufacturer
14% Secured Debt (Maturity — January 23, 2011)	of Oilfield and	1,312,500	1,255,789	1,312,500
8% Secured Debt (Maturity — March 1, 2010)	Industrial Products	156,250	156,250	156,250
8% Secured Debt (Maturity — March 31, 2009)		150,000	150,000	150,000
Member Units (6) (Fully diluted 4.8%)			62,500	258,333

			1,624,539	1,877,083

Support Systems Homes, Inc.	Manages Substance
15% Secured Debt (Maturity — August 21, 2018)	Abuse Treatment Centers	350,340	350,340	350,340

Subtotal Non-Control/Non-Affiliate Investments			2,044,879	2,491,269

Total Portfolio Investments, December 31, 2008			$73,589,433	$66,451,588

(1)	Debt investments are generally income producing. Equity and warrants are non-income producing, unless otherwise noted.

(2)	Controlled investments are defined by the Investment Company Act of 1940, as amended (“1940 Act”), as investments in which more than 25% of the voting securities are owned or where the ability to nominate greater than 50% of the board representation is maintained.

(3)	Affiliate investments are defined by the 1940 Act as investments in which between 5% and 25% of the voting securities are owned.

(4)	Non-Control/Non-Affiliate investments are defined by the 1940 Act as investments that are neither Control Investments nor Affiliate Investments.

(5)	Principal is net of prepayments. Cost is net of prepayments and accumulated unearned income.

(6)	Income producing through payment of dividends or distributions.

(7)	Subject to contractual minimum interest rates.

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
December 31, 2007

Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Control Investments (2)

CBT Nuggets, LLC	Produces and Sells
Prime plus 2% Secured Debt (Maturity — June 1, 2011)	IT Certification	$240,000	$222,995	$222,995
14% Secured Debt (Maturity — June 1, 2011)	Training Videos	1,240,000	1,165,343	1,165,343
Member Units (Fully diluted 19.4%)			288,000	763,333
Warrants (Fully diluted 7.0%)			48,000	230,000

			1,724,338	2,381,671

Gulf Manufacturing, LLC	Industrial Metal
Prime plus 1% Secured Debt (Maturity — August 31, 2012)	Fabrication	1,800,000	1,782,954	1,782,954
13% Secured Debt (Maturity — August 31, 2012)		3,000,000	2,713,824	2,713,824
Member Units (Fully diluted 27.6%)			708,000	708,000
Warrants (Fully diluted 12.6%)			240,000	375,000

			5,444,778	5,579,778

Jensen Jewelers of Idaho, LLC	Retail Jewelry
Prime Plus 2% Secured Debt (Maturity — November 14, 2011)		1,800,000	1,771,200	1,771,200
13% current / 6% PIK Secured Debt (Maturity — November 14, 2011)		1,604,186	1,552,233	1,552,233
Member Units (6) (Fully diluted 37.6%)			564,000	1,222,500

			3,887,433	4,545,933

Mid-Columbia Lumber Products, LLC	Specialized Lumber
Prime Plus 1% Secured Debt (Maturity — June 30, 2010)	Products	500,000	491,667	491,667
12% Secured Debt (Maturity — December 18, 2011)		3,900,000	3,560,413	3,400,000
Member Units (Fully diluted 19.44%)			300,000	—
Warrants (Fully diluted 28.0%)			250,000	—

			4,602,080	3,891,667

The MPI Group, LLC	Manufacturer of Custom
12% Secured Debt (Maturity — October 2, 2013)	Hollow Metal Doors,	5,000,000	4,708,461	4,708,461
Warrants (Fully diluted 25.0%)	Frames and Accessories		500,000	500,000
Warrants (Fully diluted 20.0%)			200,000	200,000

			5,408,461	5,408,461

Universal Scaffolding & Equipment, LLC	Manufacturer of Scaffolding
Prime plus 1% Secured Debt (Maturity — August 16, 2012) (7)	and Shoring Equipment	2,330,999	2,309,001	2,309,001
13% current / 5% PIK Secured Debt (Maturity — August 16, 2012)		6,638,627	6,514,576	6,514,576
Member Units (Fully Diluted 38.1%)			2,060,438	2,128,846

			10,884,015	10,952,423

Vision Interests, Inc.	Manufacturer/
13% Secured Debt (Maturity — June 5, 2012)	Installer of Commercial	5,640,000	5,312,493	5,312,493
Common stock (Fully diluted 13.4%)	Signage		558,000	558,000
Warrants (Fully diluted 16.8%)			240,000	562,500

			6,110,493	6,432,993

Subtotal Control Investments			38,061,598	39,192,926

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
December 31, 2007

Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Affiliate Investments (3)

Advantage Millwork Company, Inc.	Manufacturer/Distributor
12% Secured Debt (Maturity — February 5, 2012)	of Wood Doors	4,000,000	3,781,013	3,781,013
Warrants (Fully diluted 16.3%)			130,720	130,720

			3,911,733	3,911,733

Carlton Global Resources, LLC	Processor of
13% PIK Secured Debt (Maturity — November 15, 2011)	Industrial Minerals	7,031,666	6,792,264	3,903,786
Member Units (Fully diluted 12.8%)			600,000	—

			7,392,264	3,903,786

Hawthorne Customs & Dispatch Services, LLC	Transportation/
13% Secured Debt (Maturity — January 31, 2011)	Logistics	450,000	425,302	425,302
Member Units (6) (Fully diluted 9.3%)			125,000	145,000
Warrants (Fully diluted 5.5%)			12,500	76,667

			562,802	646,969

Lighting Unlimited, LLC	Commercial and Residential
Prime Plus 1% Secured Debt (Maturity — August 22, 2012) (7)	Lighting Products and	1,900,000	1,881,059	1,881,059
14% Secured Debt (Maturity — August 22, 2012)	Design Services	1,600,000	1,521,796	1,521,796
Warrants (Fully diluted 15.0%)			50,000	50,000

			3,452,855	3,452,855

Talen’s Marine and Fuel, Inc.	Fuel Supplier Servicing
13% Secured Debt (Maturity — September 9, 2012)	Primarily the Marine	7,050,000	6,663,288	6,663,288
Warrants (Fully diluted 14.0%)	Markets		262,000	262,000

			6,925,288	6,925,288

Wicks N’ More, LLC	Manufacturer of
12% Secured Debt (Maturity — April 26, 2011)	High-end Candles	2,480,000	2,285,667	1,114,867
Member Units (Fully diluted 7.7%)			240,000	—
Warrants (Fully diluted 14.2%)			140,000	—

			2,665,667	1,114,867

Subtotal Affiliate Investments			24,910,609	19,955,498

MAIN STREET CAPITAL II, LP
COMBINED SCHEDULE OF INVESTMENTS
December 31, 2007

Investment (1)	Industry	Principal (5)	Cost (5)	Fair Value

Non-Control/Non-Affiliate Investments (4):

East Teak Fine Hardwoods, Inc.
13% Current/5.5% PIK Secured Debt (Maturity — April 13, 2011)	Hardwood Products	889,015	871,647	871,647
Common Stock (Fully diluted 1.8%)			70,000	263,846

			941,647	1,135,493

KBK Industries, LLC	Specialty Manufacturer
14% Secured Debt (Maturity — January 23, 2011)	of Oilfield and	1,312,500	1,234,310	1,234,310
8% Secured Debt (Maturity — July 1, 2009)	Industrial Products	207,688	207,688	207,688
Prime Plus 2% Secured Debt (Maturity January 31, 2008)			25,000	228,750
Member Units (6) (Fully diluted 4.8%)			62,500	233,333

			1,529,498	1,904,081

Support Systems Homes, Inc.	Manages Substance
14% Current/4% PIK Secured Debt (Maturity — June 5, 2012)	Abuse Treatment Centers	2,288,511	2,238,737	2,238,737
8% Secured Debt (Maturity — June 5, 2012)		238,332	235,521	235,521

			2,474,258	2,474,258

Turbine Air Systems, Ltd.	Commercial and
12% Secured Debt (Maturity — October 11, 2011)	Industrial Chilling Systems	1,000,000	901,041	901,041

Subtotal Non-Control/Non-Affiliate Investments			5,846,444	6,414,873

Total Portfolio Investments, December 31, 2007			$68,818,651	$65,563,297

(1)	Debt investments are generally income producing. Equity and warrants are non-income producing, unless otherwise noted.

(2)	Controlled investments are defined by the Investment Company Act of 1940, as amended (“1940 Act”), as investments in which more than 25% of the voting securities are owned or where the ability to nominate greater than 50% of the board representation is maintained.

(3)	Affiliate investments are defined by the 1940 Act as investments in which between 5% and 25% of the voting securities are owned.

(4)	Non-Control/Non-Affiliate investments are defined by the 1940 Act as investments that are neither Control Investments nor Affiliate Investments.

(5)	Principal is net of prepayments. Cost is net of prepayments and accumulated unearned income.

(6)	Income producing through payment of dividends or distributions.

(7)	Subject to contractual minimum interest rates.

MAIN STREET CAPITAL II, LP
NOTES TO COMBINED FINANCIAL STATEMENTS
(information at September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is unaudited)
Note 1. Organization and Basis of Presentation:
Organization
Main Street Capital II, LP (the Fund), a Delaware limited partnership, was formed on June 30, 2005 for the purpose of providing private financing to lower middle market companies. The Fund began capital raising in 2005 and commenced investment operations in January 2006. The general partner is Main Street Capital II GP, LLC, a Delaware limited liability company (the General Partner). The Fund’s investments are managed by Main Street Capital Partners, LLC (the Investment Manager). The General Partner and the Investment Manager are affiliated through common management.
On January 19, 2006, the Fund was granted a license to operate as a Small Business Investment Company (SBIC) pursuant to Section 301(c) of the Small Business Investment Act of 1958, as amended, and the regulations thereunder (the SBIC Act). As of September 30, 2009 and December 31, 2008 and 2007, the Fund had issued $70,000,000, $50,000,000, and $39,800,000, respectively, in debentures through the SBIC program.
Basis of Presentation
The Fund’s combined financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The Fund’s results of operations and cash flows for the nine months ended September 30, 2009 and 2008 and for the years ended December 31, 2008 and 2007, and financial position as of September 30, 2009 and December 31, 2008 and 2007, are presented on a combined basis with the accounts of the General Partner. The effects of all intercompany transactions between the Fund and the General Partner have been eliminated. The total assets of the General Partner after eliminations were immaterial for all periods presented. “Marketable securities and idle funds investments” are classified as financial instruments and are reported separately on the Fund’s Combined Balance Sheets and Combined Schedule of Investments due to the nature of such investments. To allow for more relevant disclosure of the Fund’s “core” investment portfolio, “core” portfolio investments, as used herein, refers to all of the Fund’s portfolio investments excluding all “Marketable securities and idle funds investments.”
In connection with valuing portfolio investments, marketable securities and idle funds investments, the Fund adopted the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification” or “ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”) in the first quarter of 2008. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value, and enhances disclosure requirements for fair value measurements. The Fund accounts for these investments at fair value.
Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and the Audit and Accounting Guide for Investment Companies issued by the American Institute of Certified Public Accountants (the “AICPA Guide”), the Fund is precluded from consolidating portfolio company investments, including those in which it has a controlling interest, unless the portfolio company is another investment company. An exception to this general principle in the AICPA Guide occurs if the Fund owns a controlled operating company that provides all or substantially all of its services directly to the Fund or to an investment company of the Fund. None of the investments made by the Fund qualify for this exception. Therefore, the Fund’s portfolio investments are carried on the balance sheet at fair value, as discussed further in Note 2, with any adjustments to fair value recognized as “Net Change in Unrealized Appreciation (Depreciation) from Investments” on the Statement of Operations until the investment is disposed of, resulting in any gain or loss on exit being recognized as a “Net Realized Gain (Loss) from Investments.”
Unaudited Interim Results
The accompanying interim combined balance sheet and schedule of investments as of September 30, 2009 and the interim combined statements of operations and cash flows for the nine months ended September 30, 2009 and 2008, and the interim combined statement of changes in members’ equity and partners’ capital for the nine months ended September 30, 2009 are all unaudited interim financial statements. These unaudited interim financial statements have been prepared on the same basis as the accompanying annual audited financial statements and, in the opinion of management, reflect all adjustments (which include normal, recurring adjustments) necessary to present fairly the combined accounts of the Fund and the General Partner for such interim periods. The interim results as of and for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be achieved for the full year ended December 31, 2009.

Portfolio Investment Classification
The Fund classifies its portfolio investments in accordance with the requirements of the 1940 Act. Under the 1940 Act, “Control Investments” are defined as investments in which more than 25% of the voting securities are owned or where the ability to nominate greater than 50% of the board representation is maintained. Under the 1940 Act, “Affiliate Investments” are defined as investments in which between 5% and 25% of the voting securities are owned. Under the 1940 Act, “Non-Control/Non-Affiliate Investments” are defined as investments that are neither Control investments nor Affiliate investments.
Note 2. Significant Accounting Policies:
Valuation of Investments
The Fund accounts for its core portfolio investments at fair value. As a result, the Fund adopted the provisions of ASC 820, Fair Value Measurements and Disclosures, in the first quarter of 2008. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 requires the Fund to assume that the portfolio investment is to be sold in the principal market to independent market participants, or in the absence of a principal market, in the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. With the adoption of this statement, the Fund incorporated the income approach to estimate the fair value of its core portfolio debt investments principally using a yield-to-maturity model. The adoption of ASC 820 did not have a significant impact on the core investment portfolio fair value determination.
The Fund’s core business plan calls for it to invest primarily in illiquid securities issued by private companies. These core investments may be subject to restrictions on resale and will generally have no established trading market. As a result, the Fund determines in good faith the fair value of its portfolio investments pursuant to a valuation policy in accordance with ASC 820 and a valuation process approved by the General Partner and in accordance with the 1940 Act. The Fund reviews external events, including private mergers, sales and acquisitions involving comparable companies, and includes these events in the valuation process. The Fund’s valuation policy and process are intended to provide a consistent basis for determining the fair value of the portfolio.
For valuation purposes, control investments are composed of equity and debt securities for which the Fund has a controlling interest in the portfolio company or has the ability to nominate a majority of the portfolio company’s board of directors. Market quotations are generally not readily available for the Fund’s control investments. As a result, the Fund determines the fair value of control investments using a combination of market and income approaches. Under the market approach, the Fund will typically use the enterprise value methodology to determine the fair value of these investments. The enterprise value is the fair value at which an enterprise could be sold in a transaction between two willing parties, other than through a forced or liquidation sale. Typically, private companies are bought and sold based on multiples of earnings before interest, taxes, depreciation and amortization, or EBITDA, cash flows, net income, revenues, or in limited cases, book value. There is no single methodology for estimating enterprise value. For any one portfolio company, enterprise value is generally described as a range of values from which a single estimate of enterprise value is derived. In estimating the enterprise value of a portfolio company, the Fund analyzes various factors, including the portfolio company’s historical and projected financial results. The Fund allocates the enterprise value to investments in order of the legal priority of the investments. The Fund will also use the income approach to determine the fair value of these securities, based on projections of the discounted future free cash flows that the portfolio company or the debt security will likely generate. The valuation approaches for the Fund’s control investments estimate the value of the investment if it were to sell, or exit, the investment, assuming the highest and best use of the investment by market participants. In addition, these valuation approaches consider the value associated with the Fund’s ability to control the capital structure of the portfolio company, as well as the timing of a potential exit.
For valuation purposes, non-control investments are composed of debt and equity securities for which the Fund does not have a controlling interest in the portfolio company, or the ability to nominate a majority of the portfolio company’s board of directors. Market quotations for the Fund’s non-control investments are generally not readily available. For the Fund’s non-control investments, the Fund uses a combination of market and income approaches to value its equity investments and the income approach to value its debt instruments. For non-control debt investments, the Fund determines the fair value primarily using a yield approach that analyzes the discounted cash flows of interest and principal for the debt security, as set forth in the associated loan agreements, as well as the financial position and credit risk of each of these portfolio investments. The Fund’s estimate of the expected repayment date of a debt security is generally the legal maturity date of the instrument, as the Fund generally intends to hold its loans to maturity. The yield analysis considers changes in leverage levels, credit quality, portfolio company performance and other factors. The Fund will use the value determined by the yield analysis as the fair value for that security; however, because of the Fund’s general intent to hold its loans to maturity, the fair value will not exceed the face amount of the debt security. A change in the assumptions that the Fund uses to estimate the fair value of its debt securities using the yield analysis could have a material impact on the determination of fair value. If there is deterioration in credit quality or a debt security is in workout status, the Fund may consider other factors in determining the fair value of a debt security, including the value attributable to the debt security from the enterprise value of the portfolio company or the proceeds that would be received in a liquidation analysis.

Due to the inherent uncertainty in the valuation process, the Fund’s estimate of fair value may differ materially from the values that would have been used had a ready market for the securities existed. In addition, changes in the market environment, portfolio company performance and other events that may occur over the lives of the investments may cause the gains or losses ultimately realized on these investments to be materially different than the valuations currently assigned. The Fund determines the fair value of each individual investment and records changes in fair value as unrealized appreciation or depreciation.
The Fund believes its investments as of September 30, 2009 and December 31, 2008 and 2007 approximate fair value as of those dates based on the market in which the Fund operates and other conditions in existence at those reporting periods.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Additionally, as explained above, the financial statements include portfolio investments whose values have been estimated by the General Partner in the absence of readily ascertainable market values. Because of the inherent uncertainty of the valuations, those estimated values may differ significantly from the values that would have been used had a readily available market for the investments existed, and it is reasonably possible that the differences could be material.
Cash and Cash Equivalents
Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less.
Partner Capital Contributions
Partner contributions are recognized when the Fund has received the amounts called against the partners’ capital commitment.
Interest and Dividend Income
Interest and dividend income is recorded on the accrual basis to the extent that such amounts are expected to be collected. Dividend income is recorded as dividends are declared or at the point an obligation exists for the portfolio company to make a distribution. In accordance with the valuation policy, accrued interest and dividend income is evaluated periodically for collectibility. When a loan or debt security becomes 90 days or more past due, and if the Fund otherwise does not expect the debtor to be able to service all of its debt or other obligations, the Fund will generally place the loan or debt security on non-accrual status and cease recognizing interest income on that loan or debt security until the borrower has demonstrated the ability and intent to pay contractual amounts due. If a loan or debt security’s status significantly improves regarding ability to service the debt or other obligations, or if a loan or debt security is fully impaired or written off, it will be removed from non-accrual status.
While not significant to its total core portfolio, the Fund holds debt instruments in its core investment portfolio that contain payment-in-kind (“PIK”) interest provisions. The PIK interest, computed at the contractual rate specified in each debt agreement, is added to the principal balance of the debt and is recorded as interest income. Thus, the actual collection of this interest may be deferred until the time of debt principal repayment.
As of September 30, 2009, the Fund had two investments on non-accrual status, which comprised approximately 6.9% of the core investment portfolio at fair value. As of December 31, 2008, the Fund had no investments on non-accrual status. As of December 31, 2007, the Fund had two investments on non-accrual status, which comprised approximately 7.7% of the core investment portfolio at fair value.

Deferred Financing Costs
Deferred financing costs consist of SBIC Debenture commitment fees and SBIC Debenture leverage fees which have been capitalized and amortized into interest expense over the life of the related debt. Deferred financing costs balances as of September 30, 2009 and December 31, 2008 and 2007 are as follows:

	September 30,	December 31,
	2009	2008	2007
	(unaudited)
SBIC Debenture Commitment Fees	$800,000	$800,000	$500,000
SBIC Debenture Leverage Fees	1,695,000	1,210,000	962,650

Subtotal	2,495,000	2,010,000	1,462,650
Less Accumulated Amortization	(418,102)	(249,893)	(84,715)

	$2,076,898	$1,760,107	$1,377,935

Estimated aggregate amortization expense for each of the five years succeeding December 31, 2008 and thereafter is as follows:

Estimated
Year Ending December 31,	Amortization
2009	$228,084
2010	247,000
2011	249,500
2012	249,500
2013	249,500
2014 and thereafter	1,021,523
Fee Income — Structuring and Advisory
The Fund may periodically provide services, including structuring and advisory services, to its portfolio companies. For services that are separately identifiable and evidence exists to substantiate fair value, income is recognized as earned, which is generally when the investment or other applicable transaction closes. Fees received in connection with debt financing transactions for services that do not meet these criteria are treated as debt origination fees and are accreted into interest income over the life of the financing.
Unearned Income — Debt Origination Fees and Original Issue Discount
The Fund capitalizes upfront debt origination fees received in connection with financings and reflects such fees as unearned income netted against investments. The Fund will also capitalize and offset direct loan origination costs against the origination fees received. The unearned income from the fees, net of debt origination costs, is accreted into interest income based on the effective interest method over the life of the financing.
In connection with its debt investments, the Fund sometimes receives nominal cost warrants (“nominal cost equity”) that are valued as part of the negotiation process with the particular portfolio company. When the Fund receives nominal cost equity, the Fund allocates its cost basis in its investment between its debt securities and its nominal cost equity at the time of origination. Any resulting discount from recording the debt is reflected as unearned income, which is netted against the investment, and accreted into interest income based on the effective interest method over the life of the debt.
Income Taxes
The Fund is taxed under the partnership provisions of the Internal Revenue Code. Under these provisions of the Code, the General Partner and Limited Partners are responsible for reporting their share of the Partnership’s taxable income or loss on their income tax returns. Accordingly, the Fund is not subject to Federal or State income taxes.

Net Realized Gains or Losses from Investments and Net Change in Unrealized Appreciation or Depreciation from Investments
Realized gains or losses are measured by the difference between the net proceeds from the sale or redemption of an investment and the cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, and includes investments written-off during the period net of recoveries. Net change in unrealized appreciation or depreciation from investments reflects the net change in the valuation of the investment portfolio and financial instruments pursuant to the Fund’s valuation guidelines and the reclassification of any prior period unrealized appreciation or depreciation on exited investments.
Syndication Costs
Syndication costs (generally fees and expenses associated with fund raising) are deducted from partners’ capital as incurred.
Recently Issued Accounting Standards
In October 2008, the FASB amended ASC 820 with ASC 820-10-35-15A, Financial Assets in a Market That Is Not Active, to provide an illustrative example of how to determine the fair value of a financial asset in an inactive market. ASC 820-10-35-15A does not change the fair value measurement principles previously set forth. Since adopting ASC 820 in January 2008, the Fund’s practices for determining the fair value of its investment portfolio and financial instruments have been, and continue to be, consistent with the guidance provided in ASC 820-10-35-15A. Therefore, the Fund’s adoption of the update did not affect its practices for determining the fair value of its investment portfolio and financial instruments, and its adoption did not have a material effect on its financial position or results of operations.
In April 2009, the FASB amended ASC 820 and ASC 825 with ASC 820-10-35, Subsequent Measurement, and ASC 825-10-65, Transition and Open Effective Date Information. Both amendments are effective for reporting periods ending on or after June 15, 2009. Since adopting ASC 820 and ASC 825 in January 2008, the Fund’s practices for determining fair value and for disclosures about the fair value of its investment portfolio and financial instruments have been, and continue to be, consistent with the guidance provided in the amended pronouncements. Therefore, the Fund’s adoption of these updates did not affect its practices for determining the fair value of its investment portfolio and financial instruments, and its adoption did not have a material effect on its financial position or results of operations.
In May 2009, the FASB amended ASC 855, Subsequent Events with ASC 855-10-50, Disclosure, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855-10-50 includes a new required disclosure of the date through which an entity has evaluated subsequent events and is effective for interim periods or fiscal years ending after June 15, 2009. The Fund’s adoption of ASC 855-10-50 did not have a material effect on its financial position or results of operations.
In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, which became the single official source of authoritative, nongovernmental U.S. GAAP, other than rules and interpretive releases issued by the Securities and Exchange Commission. The Codification reorganized the literature and changed the naming mechanism by which topics are referenced. ASC 105 was effective for the Fund during its interim period ended September 30, 2009. The Company’s accounting policies and amounts presented in the financial statements were not impacted by this change.
Note 3. Fair Value Hierarchy:
In accordance with ASC 820, the Fund has categorized its portfolio investments, marketable securities and idle funds investments based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical investments (Level 1) and the lowest priority to unobservable inputs (Level 3).
Portfolio investments, marketable securities and idle funds investments, recorded on the Fund’s balance sheet are categorized based on the inputs to the valuation techniques as follows:
Level 1 — Investments whose values are based on unadjusted quoted prices for identical assets in an active market that the Fund has the ability to access (examples include investments in active exchange-traded equity securities and investments in most U.S. government and agency securities).

Level 2 — Investments whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the investment. Level 2 inputs include the following:
•	Quoted prices for similar assets in active markets (for example, investments in restricted stock);
•	Quoted prices for identical or similar assets in non-active markets (for example, investments in thinly traded public companies);
•	Pricing models whose inputs are observable for substantially the full term of the investment (for example, market interest rate indices); and
•	Pricing models whose inputs are derived principally from, or corroborated by, observable market data through correlation or other means for substantially the full term of the investment.
Level 3 — Investments whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the investment (for example, investments in illiquid securities issued by private companies).
As required by ASC 820, when the inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, gains and losses for such investments categorized within the Level 3 table below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). The Fund conducts reviews of fair value hierarchy classifications on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification for certain investments.
As of September 30, 2009, all of the Fund’s marketable securities and idle funds investments consisted primarily of investments in secured debt investments and certificates of deposit. The fair value determination for these investments primarily consisted of observable inputs. As a result, all of the Fund’s marketable securities and idle funds investments were categorized as Level 1 as of September 30, 2009, with a fair value of $8,271,411. For the years ended December 31, 2008 and 2007, the Fund had no investments categorized as marketable securities and idle funds investments.
As of September 30, 2009 and December 31, 2008 and 2007, all of the Fund’s core portfolio investments consisted of illiquid securities issued by private companies. The fair value determination for these core investments primarily consisted of unobservable inputs. As a result, all of the Fund’s core portfolio investments were categorized as Level 3. The fair value determination of each portfolio investment required one or more of the following unobservable inputs:
•	Financial information obtained from each portfolio company, including unaudited statements of operations and balance sheets for the most recent period available as compared to budgeted numbers;
•	Current and projected financial condition of the portfolio company;
•	Current and projected ability of the portfolio company to service its debt obligations;
•	Type and amount of collateral, if any, underlying the investment;
•	Current financial ratios (e.g., fixed charge coverage ratio, interest coverage ratio, and net debt/EBITDA ratio) applicable to the investment;
•	Current liquidity of the investment and related financial ratios (e.g., current ratio and quick ratio);
•	Pending debt or capital restructuring of the portfolio company;
•	Projected operating results of the portfolio company;
•	Current information regarding any offers to purchase the investment;
•	Current ability of the portfolio company to raise any additional financing as needed;
•	Changes in the economic environment which may have a material impact on the operating results of the portfolio company;
•	Internal occurrences that may have an impact (both positive and negative) on the operating performance of the portfolio company;
•	Qualitative assessment of key management;
•	Contractual rights, obligations or restrictions associated with the investment; and
•	Other factors deemed relevant.

The following table provides a summary of changes in fair value of the Fund’s Level 3 portfolio investments for the nine months ended September 30, 2009 and for the year ended December 31, 2008:

					Net	Net
					Changes from	Unrealized
Type of	December 31, 2008	Accretion of	Redemptions/	New	Unrealized	Appreciation	September 30, 2009
Investment	Fair Value	Unearned Income	Repayments (1)	Investments (1)	to Realized	(Depreciation)	Fair Value
Debt	$56,457,409	$436,542	$(3,362,895)	$9,773,237	$(163,927)	$(8,208,063)	$54,932,303
Equity	6,494,179	—	—	333,336	(68,346)	1,495,885	8,255,054
Warrant	3,500,000	—	—	1,230,517	(349,500)	549,364	4,930,381

	$66,451,588	$436,542	$(3,362,895)	$11,337,090	$(581,773)	$(6,162,814)	$68,117,738

(1)	Includes the impact of non-cash conversions.

					Net	Net
					Changes from	Unrealized
Type of	December 31, 2007	Accretion of	Redemptions/	New	Unrealized	Appreciation	December 31, 2008
Investment	Fair Value	Unearned Income	Repayments (1)	Investments (1)	to Realized	(Depreciation)	Fair Value
Debt	$57,153,552	$996,918	$(16,464,056)	$17,994,888	$967,048	$(4,190,941)	$56,457,409
Equity	6,022,858	—	(240,000)	2,247,000	240,000	(1,775,679)	6,494,179
Warrant	2,386,887	—	(402,000)	638,032	140,000	737,081	3,500,000

	$65,563,297	$996,918	$(17,106,056)	$20,879,920	$1,347,048	$(5,229,539)	$66,451,588

(1)	Includes the impact of non-cash conversions.
Note 4. Partners’ Capital Contributions, Allocations and Distributions:
As of September 30, 2009 and December 31, 2008 and 2007, the Fund had received irrevocable commitments from investors to contribute capital up to $55,470,000. The members of the General Partner also made Limited Partner commitments to the Fund. Through December 31, 2008 and 2007, the Fund also has received funding from its capital commitments totaling $27,907,668, representing approximately 50% of private capital commitments.
Net profits and losses of the Fund are allocated to the General Partner and Limited Partners as follows:
1.	Net Profits:
a.	First, to the Partners to the extent and proportion of net losses allocated.
b.	Second, any remaining amounts of net profits, 80% to the Limited Partners and 20% to the General Partner.
2.	Net Losses:
a.	First, to the Partners to the extent and in proportion to net profits previously allocated.
b.	Second, the remaining amount of net losses to the Partners, in proportion to the positive balances in their respective capital accounts.
3.	Not withstanding a) and b):
a.	If the capital account of the General Partner or any Limited Partner is reduced to an amount equal to the aggregate capital contributions of such Partner, the balance of net losses will be allocated:
i.	First, to the remaining capital accounts of the General Partner and Limited Partners in proportion to their respective positive capital accounts until their account balances have been reduced to zero.
ii.	Second, to the General Partner.
b.	If net losses have been allocated pursuant to 3.(a). above, any net profits that are required to be allocated after such special allocation of net losses as provided pursuant to 3.(a). will be allocated:
i.	First, to the General Partner until the special allocation in 3.(a).ii. is reversed and eliminated.
ii.	Second, to the General Partner and Limited Partners until the effect of any such special allocation of net losses has been reversed and eliminated.
The Fund is a licensed SBIC and may make distributions of cash and/or property only at such times as permitted by the SBIC Act and as determined under the Partnership Agreement. Under the Partnership Agreement, the General Partner is entitled to 20% of the Fund’s distributions, subject to a “clawback” provision that requires the General Partner to return an amount of allocated profits and distributions to the Fund if, and to the extent that, distributions to the General Partner over the life of the Fund causes the limited partners of the Fund to receive cumulative distributions which are less than their share (approximately 80%) of the cumulative net profits of the Fund. As of September 30, 2009, the Fund had made distributions of $5,119,757.

Note 5. Management Agreement:
The Fund has a management agreement with the Investment Manager, an affiliate of the General Partner due to common management. The Investment Manager is 100% owned by Main Street Capital Corporation. The Investment Manager manages the day-to-day activities of the Fund. The Investment Manager pays normal operating expenses, except those specifically required to be borne by the Fund. The expenses paid by the Investment Manager include the cost of office space, equipment and personnel required for the Fund’s day-to-day operations. The expenses that are paid by the Fund include certain transaction costs incidental to the acquisition and disposition of investments, management fees to the Investment Manager, organizational costs, offering costs, SBIC leverage fees, certain insurance and accounting costs and other expenses as defined by the Partnership Agreement.
For the five year period following the SBIC license approval, as compensation for its services, the Fund will pay the Investment Manager each fiscal quarter in advance, 0.50% of the sum of i) the Fund’s Regulatory Capital, as defined, as of the first day of the fiscal quarter, ii) any Permitted Distribution as defined by the Partnership Agreement, and iii) for so long as the Fund is an SBIC, an assumed two tiers (two times) of SBIC Debenture leverage.
Following the initial five year period after SBIC license approval, the Fund will pay the Investment Manager, each fiscal quarter in advance, 0.50% of the Active Investments made by the Fund, as defined by the Partnership Agreement.
The Fund will not pay any management compensation with respect to any fiscal year in excess of the amount of management compensation approved by the U.S. Small Business Administration (SBA) and in conformance with the Partnership Agreement. The management fees for the years ended December 31, 2008 and 2007 were $3,325,200 and $2,556,300, respectively. The management fees for the nine months ended September 30, 2009 and 2008 were $2,493,900 for both respective periods. The fees for 2008 and 2007 exclude $0 and $526,050, respectively, which were voluntarily waived by the Investment Manager.
Note 6. Concentrations of Credit Risk:
The Fund places its cash in financial institutions, and at times, such balances may be in excess of the FDIC limit.
Note 7. SBIC Debentures:
As described in Note 1, the Fund has issued SBIC Debentures through September 30, 2009 totaling $70,000,000. As of September 30, 2009, the fund has unused commitments from the SBA to draw down additional leverage in amounts up to $10,000,000, expiring September 30, 2012. The Fund paid a 1% fee for these commitments. The ability to draw on these commitments is contingent on the SBA’s approval of the leverage at each draw application and the Fund’s adherence to the SBIC regulations. The Fund is subject to annual compliance examinations by the SBA. There have been no historical findings resulting from these SBA examinations.
SBIC Debentures payable at September 30, 2009 and at December 31, 2008 and 2007 consist of the following:

				Fixed
		Pooling	Maturity	Interest
	Amount	Date	Date	Rate
	$5,000,000	9/27/2006	9/1/2016	6.48%
	7,100,000	3/28/2007	3/1/2017	6.32%
	19,800,000	9/26/2007	9/1/2017	6.43%
	7,900,000	9/26/2007	9/1/2017	6.47%

Balance at December 31, 2007	39,800,000

	10,200,000	3/26/2008	3/1/2018	6.38%

Balance at December 31, 2008	50,000,000

	20,000,000	9/22/2009	9/1/2019	4.95%

Balance at September 30, 2009	$70,000,000

The stated fixed interest rates include an SBA annual charge on top of the prevailing market rates. SBIC Debentures are pooled twice a year, in March and September. Accordingly, the long-term interest rate of the fundings will be fixed on the applicable pooling date and the draws will bear a short term interim financing rate until the applicable pooling date.

SBIC Debentures provide for interest to be paid semi-annually. For the nine months ended September 30, 2009 and 2008, the Fund paid $3,530,817 and $2,748,644, respectively, of interest on the outstanding SBIC Debentures. In 2008 and 2007, the Fund paid $2,748,644 and $695,003, respectively, of interest on the outstanding SBIC Debentures. As of September 30, 2009, and as of December 31, 2008 and 2007, the weighted average interest rate on the SBIC Debentures was 6.0%, 6.4% and 6.4%, respectively.
Note 8. Bank Line of Credit:
The Fund has a $5,000,000 unsecured revolving line of credit with a financial institution to bridge funding for investments. The annual interest rate for this line of credit is the prime rate plus 1%, with a maturity date in April 2010. For the nine months ended September 30, 2009 and 2008, the Fund paid interest and financing fees on the line of credit totaling $15,070 and $60,267, respectively. For the years ended December 31, 2008 and 2007, the Fund paid interest and financing fees on the line of credit totaling $66,587 and $96,389, respectively.
The line of credit is personally guaranteed by the controlling principals of the General Partner. As of September 30, 2009, the Fund had $0 outstanding balance on the line of credit. As of December 31, 2008 and 2007, the Fund had a $0 and $3,000,000, respectively, outstanding balance on the line of credit.
Note 9. Commitments:
At September 30, 2009, the Fund had two outstanding commitments to fund unused revolving loans for up to $600,000 in total.
Note 10. Financial Highlights:

	Nine Months Ended
	September 30,		Years Ended December 31,
	2009 (1)	2008 (1)	2008 (1)	2007 (1)
Net assets at end of period	$14,127,953	$22,829,820	$19,958,808	$24,625,572
Average net assets	17,043,381	23,727,696	22,292,190	23,437,511
Average outstanding debt	60,000,000	46,400,000	46,400,000	24,700,000
Ratio of total expenses, excluding interest expense, to average net assets (2)(3)	15.33%	11.08%	15.72%	11.56%
Ratio of total expenses to average net assets (2)(3)	32.49%	21.45%	30.61%	17.89%
Ratio of net investment income to average net assets (2)	6.75%	6.80%	10.23%	10.56%
Ratio of contributed capital to total capital commitments	50.31%	50.31%	50.31%	50.31%
Total return based on change in net asset value (4)(5)	-25.01%	-3.84%	-14.52%	-2.60%

(1)	The amounts reflected in the financial highlights above represent the combined general partner and limited partner amounts. See the Combined Statements of Changes in Members’ Equity and Partners’ Capital for additional information.

(2)	Not annualized.

(3)	The Investment Manager voluntarily waived $526,050 of management fees for the year ended December 31, 2007.

(4)	Total return based on change in net asset value was calculated using the sum of ending net asset value plus distributions to members and partners during the period less capital contributions during the period, as divided by the beginning net asset value.

(5)	This ratio combines the total return for both the managing investors (the General Partner) and the non-managing investors (the Limited Partners).

Note 11. Income Taxes:
The Fund is taxed under the partnership provisions of the Internal Revenue Code. Under these provisions of the Internal Revenue Code, the General Partner and Limited Partners are responsible for reporting their share of the Partnership’s income or loss on their income tax returns. Listed below is a reconciliation of Net Increase (Decrease) in Members’ Equity and Partners’ Capital Resulting From Operations to taxable income for the nine months ended September 30, 2009 and 2008 and for the years ended December 31, 2008 and 2007:

	Nine Months Ended
	September 30,		Years Ended December 31,
	2009	2008	2008	2007

Net Increase (decrease) in net assets resulting from operations	$(4,990,855)	$(945,753)	$(3,576,762)	$(576,791)
Net Change in unrealized (appreciation) depreciation from investments	6,616,884	3,347,699	3,882,491	4,005,154
Accrual basis to cash basis adjustments:
Deferred debt origination fees included in taxable income	159,720	131,049	282,909	885,346
Accretion of unearned fee income for book income	(187,062)	(104,141)	(547,257)	(231,150)
Net Change in other assets	115,555	165,749	(96,496)	(445,081)
Net Change in interest payable	(789,293)	(469,762)	339,105	646,466
Portfolio company pass through taxable income (loss)	—	—	226,232	(590,720)
Other	(5,269)	(9,863)	(34,461)	(74,090)

Taxable Income	$919,680	$2,114,978	$475,761	$3,619,134

Note 12. Related Party Transactions:
The Fund co-invests with Main Street Capital Corporation and its subsidiaries (collectively, “MSCC”) in several investments. MSCC and the Fund are commonly managed by the Investment Manager. The co-investments among the Fund and MSCC were made at the same time and on the same terms and conditions. The co-investments were made in accordance with the Investment Manager’s conflicts policy and in accordance with the applicable SBIC conflict of interest regulations.
As discussed further in Note 5 — Management Agreement, the Fund paid certain management fees to the Investment Manager during the nine months ended September 30, 2009 and 2008, and the years ended December 31, 2008 and 2007. The Investment Manager is managed by principals who also control the General Partner of the Fund.
The principals of the General Partner and their affiliates, collectively have invested $3,015,000 in the limited partnership interests of the Fund which represents a 5% limited partner interests and which includes an unfunded portion totaling $1,504,832.

Note 13. Subsequent Events:
During October 2009, the Fund sold its portfolio investment in Universal Scaffolding & Equipment, LLC (Universal), which was on non-accrual status as of September 30, 2009, for $1.8 million. The Fund had recorded unrealized depreciation as of September 30, 2009 on its Universal investment equal to the loss it realized on the sale in the fourth quarter of 2009.
In November 2009, the Fund completed a new portfolio investment in Drilling Info, Inc. (Drilling Info), a premier information service provider for the domestic upstream oil and gas industry. The Fund provided Drilling Info with debt financing in connection with its acquisition of a data service company that provides data products and web-enabled, decision-support applications to various users within the energy industry. The Fund’s $3.2 million investment in Drilling Info consists of a second lien, secured debt investment with an equity warrant participation representing an approximate 2% equity interest in Drilling Info.
During December 2009 and January 2010, the Fund made distributions to its limited partners totaling $1.1 million.
On January 7, 2010, MSCC consummated the transactions related to its formal offer (Exchange Offer) commenced on September 23, 2009 to exchange shares of its common stock for at least a majority of the limited partner interests of the Fund. The Exchange Offer was applicable to all Fund limited partner interests except for any limited partner interests owned by affiliates of MSCC, including any limited partner interests owned by officers or directors of MSCC. At the closing of the Exchange Offer, approximately 88% of the total dollar value of Fund limited partner interests were validly exchanged for 1,239,695 shares of MSCC common stock. A 12% minority ownership in the total dollar value of Fund limited partnership interests remains outstanding, including approximately 5% owned by affiliates of MSCC. Pursuant to the terms of the Exchange Offer, 100% of the membership interests in the General Partner were also transferred to MSCC for no consideration. In connection with the Exchange Offer, MSC II Equity Interests, LLC (MSEI II) was formed as a wholly owned subsidiary of the Fund. The Fund transferred to MSEI II certain equity investments in portfolio companies which are “pass through” entities for tax purposes. MSEI II has elected for tax purposes to be treated as a separate taxable entity and is taxed at normal corporate tax rates based on its taxable income.
The Fund has performed an evaluation of subsequent events through January 7, 2010, which is the date the financial statements were issued.